EXHIBIT 16

        LETTER FROM MOORE STEPHENS ELLIS FOSTER LTD., DATED MAY 10, 2004


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                                                                      EXHIBIT 16





                                                                    May 10, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Longbow Mining Corp. pertaining to our firm included under Item 4 of Form 8-K dated May 10, 2004 and agree with statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Moore Stephens Ellis Foster, Ltd.
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Moore Stephens Ellis Foster, Ltd.